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LATHAM & WATKINS

    Reality Income Corporation
    August 16, 1996



    The Board of Directors
    Realty Income Corporation:

         We consent to incorporation by reference in the registration statement (No. 333-______) on Form S-3 of Realty Income Corporation of our report dated January 26, 1996, except as to Note 5B to the consolidated financial statements, which is as of February 15, 1996, relating to the consolidated balance sheets of Realty Income Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, and the related schedule, which report appears in the December 31, 1995 Annual Report on Form 10-K of Realty Income Corporation and to the reference to our firm under the heading "Experts" in the prospectus.



    /s/ KPMG PEAT MARWICK, LLP

    San Diego, California
    August 16, 1996


                                     Exhibit 23.1